UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	July 1, 2011

AMBASSADORS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

2101 4th Avenue, Suite 210 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(206) 292-9606

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

By letters dated July 1, 2011, Hans Birkholz, President and Chief Executive Officer of Ambassadors International, Inc. (the “Company”), and Tammy Smolkowski, the Company’s Chief Accounting Officer, resigned as officers of the Company and its subsidiaries.

By a letter dated July 5, 2011, Mark Detillion, the Company’s Chief Financial Officer, resigned as an officer of the Company and its subsidiaries.

On July 7, 2011, Eugene I. Davis was appointed to serve as President and Treasurer of the Company.  The Company did not enter into or amend any material contract or arrangement with Mr. Davis in connection with his appointment.  Mr. Davis is not receiving any compensation for service in such capacity, other than the compensation he receives for serving as the sole director of the Company as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 8, 2011

AMBASSADORS INTERNATIONAL, INC.

By:	/s/ Eugene I. Davis
	Name:	Eugene I. Davis
	Title:	President